Exhibit 99.1

4Q09/FY09 Earnings Release
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Fourth Quarter and Fiscal 2009 Results
Solid Sequential Growth Drives Record Revenue and Earnings
SEATTLE, WA—October 21, 2009—F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $175.1 million for the fourth quarter of fiscal year 2009, up 11 percent from $158.2 million in the prior quarter and 2 percent from $171.3 million in the fourth quarter of fiscal year 2008. For fiscal year 2009, revenue was $653.1 million, up slightly from $650.2 million in fiscal year 2008.
GAAP net income for the fourth quarter was $28.4 million ($0.36 per diluted share) compared to $22.8 million ($0.29 per diluted share) in the third quarter of 2009 and $19.7 million ($0.24 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $91.5 million ($1.14 per diluted share) versus $74.3 million ($0.89 per diluted share) in fiscal year 2008.
Excluding the impact of stock-based compensation, non-GAAP net income for the fourth quarter was $40.0 million ($0.50 per diluted share), compared to $31.9 million ($0.40 per diluted share) in the prior quarter and $33.4 million ($0.41 per diluted share) in the fourth quarter of fiscal 2008 (which also excluded a non-recurring loss on facility exit and sublease). For fiscal year 2009, non-GAAP net income was $134.6 million ($1.68 per diluted share) versus $121.3 million ($1.45 per diluted share) in fiscal year 2008.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
F5 president and chief executive officer John McAdam said the rebound in revenue growth during the quarter reflected a continuation of the trend toward more normal customer spending patterns that the company experienced in the prior quarter. “Bookings were up across all geographic regions, especially in North America, as customers began purchasing equipment for new projects and moving forward with projects they had put on hold during the first half of the year. In addition, growing awareness of the performance and functionality of TMOS version 10 helped drive strong demand for our new family of BIG-IP application delivery controllers and the growth of product revenue, which increased nearly 14 percent from Q3.

4Q09/FY09 Earnings Release	Page 2 of 5
“During Q4, a slight increase in gross margins combined with strong revenue growth to drive our non-GAAP operating margin to just under 32 percent. As a result, earnings on both a GAAP and non-GAAP basis came in well above our guidance for the quarter.
“We also saw continued improvement on our balance sheet. Deferred revenue grew 7.8 percent to $183.1 million from the prior quarter and cash flow from operations was $58.6 million. Cash flow for the full year was $202 million, and after repurchasing 3.3 million shares of F5 common stock for $87.4 million in fiscal year 2009 we ended the year with $574 million in cash and investments.
“In general, Q4 was a strong finish to a challenging year. While it is still too early to rule out the possibility of another broad economic setback, the strength of our current business and our growing pipeline are encouraging signs that the positive trends we saw in the last two quarters will continue through fiscal 2010.”
For the first quarter of fiscal 2010, ending December 31, the company has set a revenue target of $182 million to $187 million and a GAAP earnings target of $0.31 to $0.33 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.47 to $0.49 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2009
Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High

Net income	$24.8	$26.4
Stock-based compensation expense, net of tax	12.6	12.6

Non-GAAP net income excluding stock-based compensation expense	$37.4	$39.0

Net income per share — diluted	$0.31	$0.33

Non-GAAP net income per share — diluted	$0.47	$0.49

Analyst/Investor Meeting
F5 will hold a meeting for analysts and investors at the Hilton Hotel in New York City, from 8:00 a.m. to noon Eastern Time on Tuesday, November 3, 2009.
To register online for this event go to: http://www.f5.com/analyst-meeting/
For more information contact Darlene Henderson (206.272.6170) or email 2009analystmeeting@f5.com.

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The meeting will also be webcast live and an archived version will be available through December 3, 2009. The link for the live webcast and the archived version is posted on the Investor Relations page of the F5 website at http://www.f5.com/about/investor-relations/events-calendar.html.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

4Q09/FY09 Earnings Release	Page 4 of 5
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense accounted for in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.
The reconciliation of the company’s GAAP and non-GAAP annual earnings also excludes a restructuring charge related to a loss on facility exit and workforce reduction and a legal settlement charge, both of which were incurred during the second quarter. This restructuring charge was incurred in connection with a reduction in the company’s workforce and the consolidation of certain of the company’s office space.
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the

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company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$110,837	$78,303
Short-term investments	206,291	111,883
Accounts receivable, net of allowances of $4,748 and $4,348	106,973	97,057
Inventories	13,819	10,148
Deferred tax assets	8,010	5,910
Other current assets	22,252	20,068

Total current assets	468,182	323,369

Restricted cash	2,729	2,748
Property and equipment, net	39,371	47,557
Long-term investments	257,294	261,086
Deferred tax assets	49,018	46,917
Goodwill	231,883	231,892
Other assets, net	20,168	25,654

Total assets	$1,068,645	$939,223

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$18,891	$13,092
Accrued liabilities	53,232	48,051
Deferred revenue	150,891	125,678

Total current liabilities	223,014	186,821

Other long-term liabilities	14,373	14,822
Deferred revenue, long-term	32,238	19,321

Total long-term liabilities	46,611	34,143

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 78,325 and 79,094 shares issued and outstanding	462,786	477,299
Accumulated other comprehensive loss	(2,337)	(6,076)
Retained earnings	338,571	247,036

Total shareholders’ equity	799,020	718,259

Total liabilities and shareholders’ equity	$1,068,645	$939,223

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues
Products	$108,880	$115,790	$406,529	$452,929
Services	66,250	55,473	246,550	197,244

Total	175,130	171,263	653,079	650,173

Cost of net revenues (1)
Products	24,294	26,584	95,209	102,400
Services	12,162	12,329	47,517	46,618

Total	36,456	38,913	142,726	149,018

Gross Profit	138,674	132,350	510,353	501,155

Operating expenses (1)
Sales and marketing	58,395	60,461	225,193	237,175
Research and development	25,515	26,367	103,664	103,394
General and administrative	14,619	14,632	55,243	56,001
Loss on facility exit and sublease	—	5,271	—	5,271
Restructuring charges	—	—	4,329	—

Total	98,529	106,731	388,429	401,841

Income from operations	40,145	25,619	121,924	99,314
Other income, net	1,682	3,513	9,724	18,950

Income before income taxes	41,827	29,132	131,648	118,264
Provision for income taxes (1)	13,477	9,431	40,113	43,933

Net Income	$28,350	$19,701	$91,535	$74,331

Net income per share — basic	$0.36	$0.25	$1.16	$0.90

Weighted average shares — basic	78,499	79,754	78,842	82,290

Net income per share — diluted	$0.36	$0.24	$1.14	$0.89

Weighted average shares — diluted	79,613	80,785	80,073	83,428

Non-GAAP Financial Measures

Net income as reported	$28,350	$19,701	$91,535	$74,331
Stock-based compensation expense, net of tax (5)	11,696	10,328	39,190	43,638
Loss on facility exit and sublease, net of tax (2)	—	3,321	—	3,321
Restructuring charges, net of tax (3)	—	—	2,957	—
Legal settlement, net of tax (4)	—	—	913	—

Net income excluding stock-based compensation, loss on facility exit and sublease, restructuring charges & legal settlement (Non-GAAP)	$40,046	$33,350	$134,595	$121,290

Net income per share excluding stock-based compensation, loss on facility exit and sublease, restructuring charges & legal settlement (Non-GAAP) — diluted	$0.50	$0.41	$1.68	$1.45

Weighted average shares — diluted	79,613	80,785	80,073	83,428

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,472	$1,175	$5,152	$4,345
Sales and marketing	6,125	5,623	22,644	24,061
Research and development	4,468	4,106	16,666	16,326
General and administrative	3,272	3,858	11,602	15,850
Tax effect of stock based compensation	(3,641)	(4,434)	(16,874)	(16,944)

	$11,696	$10,328	$39,190	$43,638

(2) Includes loss on facility exit and sublease as follows:
Loss on facility exit and sublease	$—	$5,271	$—	$5,271
Tax effect of loss on facility exit and sublease	—	(1,950)	—	(1,950)

	$—	$3,321	$—	$3,321

(3) Includes restructuring charges as follows:
Loss on facility exit	$—	$—	$2,194	$—
Restructuring charges	—	—	2,135	—
Tax effect of loss on facility exit and restructuring charges	—	—	(1,372)	—

	$—	$—	$2,957	$—

(4) Includes legal settlement as follows:
Legal settlement	$—	$—	$1,337	$—
Tax effect of legal settlement	—	—	(424)	—

	$—	$—	$913	$—

(5) Stock-based compensation is accounted for in accordance with the fair value recognition provisions of the Equity Topic of the Accounting Standards Codification.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years ended
	September 30,
	2009	2008
Operating activities
Net income	$91,535	$74,331
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(9)	58
Stock-based compensation	56,064	60,582
Provisions for doubtful accounts and sales returns	2,638	2,749
Depreciation and amortization	26,407	23,623
Deferred income taxes	(6,057)	(5,606)
Gain on auction rate securities put option	(3,901)	—
Loss on trading auction rate securities	3,901	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(12,555)	(7,940)
Inventories	(3,671)	523
Other current assets	(523)	428
Other assets	(226)	(3,544)
Accounts payable and accrued liabilities	10,248	4,006
Deferred revenue	38,130	44,482

Net cash provided by operating activities	201,981	193,692

Investing activities
Purchases of investments	(414,857)	(494,082)
Maturities of investments	328,110	535,494
Investment of restricted cash	13	1,216
Acquisition of intangible assets	(706)	—
Acquisition of businesses, net of cash acquired	—	(995)
Purchases of property and equipment	(11,669)	(27,923)

Net cash (used in) provided by investing activities	(99,109)	13,710

Financing activities
Tax expense from nonqualified stock options	(1,958)	(221)
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	18,688	18,502
Repurchase of common stock	(87,436)	(200,000)

Net cash used in financing activities	(70,706)	(181,719)

Net increase in cash and cash equivalents	32,166	25,683
Effect of exchange rate changes on cash and cash equivalents	368	(1,676)
Cash and cash equivalents, beginning of period	78,303	54,296

Cash and cash equivalents, end of period	$110,837	$78,303